Exhibit 31.2

RULE 13A-14(A) CERTIFICATION

I, Dale G. Phelps, certify that:

1.	I have reviewed this Annual Report on Form 10-K of Millennium Bankshares Corporation for the year ended December 31, 2006;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2007	/s/ Dale G. Phelps
Dale G. Phelps
Principal Executive and Financial Officer